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                                                                Exhibit 23.2

                CONSENT OF INDEPENDENT ACCOUNTANTS

    We hereby consent to the use in the Joint Proxy Statement-Prospectus constituting part of this Registration Statement on Form S-4 of Rehabilicare Inc. of our report dated January 30, 1997 relating to the financial statements of Staodyn, Inc., which appears in such Joint Proxy
Statement-Prospectus. We also consent to the reference to us under the heading "EXPERTS" in such Joint Proxy Statement-Prospectus.



PRICE WATERHOUSE LLP

Boulder, CO
January 9, 1998